Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173025) of Merck & Co., Inc. of our report dated June 14, 2013, relating to the financial statements of the Schering-Plough Employees’ Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 14, 2013